UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2013

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2013, ChromaDex Corporation, a Delaware corporation ("ChromaDex"), entered into an asset purchase and sale agreement (the “APA”) with NeutriSci International Inc. (“NeutriSci”) and consummated the sale of BluScience consumer product line (the “Product Line”) to NeutriSci.  The Product Line includes the manufacture, distribution, marketing and sale of the products containing pterostilbene marketed by the Company under the brand, “BlūScience”, including, but not limited to the products under the names, “HeartBlū”, “MemoryBlū”, “EternalBlū”, “TrimBlū” and “Blū2Go”.  The sale does not include the pTeroPure brand (pterostilbene) and all related assets and intellectual property associated with such brand.

Pursuant to the APA, the purchase price for the Product Line totals an aggregate value of $6,200,000 and consists of following: (a) $250,000 cash payment, which NeutriSci paid as a deposit in February 2013; (b) $250,000 cash payment at the closing of the sale and an additional $500,000 within 60 days of the closing of the sale; (c) $2,500,000 senior secured note (the “Note”); and (d) 669,708 shares of NeutriSci’s Series I Preferred Shares that are convertible into 2,678,832 Class “A” common shares of NeutriSci, representing an aggregate of 19% of NeutriSci’s common stock at a deemed price of $1.00 per share.  Each Preferred Share is convertible into four (4) shares of NeutriSci common stock.  The transaction documents contain certain equity blockers that preclude the Company from owning in excess of 9.99% and 19% of NetriSci without first obtaining a waiver of such blockers from NeutriSci.

The Note contains a principal amount of $2,500,000 and shall be convertible into shares of NeutriSci’s comm stock and is payable in six equal quarterly cash payments of $416,667 each, commencing on August 15, 2013.  The Note is secured by the Security Agreement, dated March 28, 2013 entered into between ChromaDex and NeutriSci (the “Security Agreement”) whereby NeutriSci granted ChomaDex a security interest in substantially all of NeutriSci’s assets to secure its obligations pursuant to the Note.  Additionally, Britlor Health and Wellness, Inc. (“Britlor”), a wholly-owned subsidiary of NeutriSci, executed a Subsidiary Guarantee for the benefit of ChromaDex, dated as of March 28, 2013, whereby Britlor guaranteed the obligations of NeutriSci pursuant to the Note.

Concurrently with the APA, ChromaDex and NeutriSci entered into (i) the Royalty Agreement, dated as of March 28, 2013 (the “Royalty Agreement”), and (ii) the Sales Confirmation and Contract agreement (the “Supply Agreement”), dated as of March 28, 2013 (the “Supply Agreement”).  Pursuant to the Royalty Agreement, as long as NeutriSci sells the Product Line, NeutriSci shall pay ChromaDex a royalty payment in the amount of 6% of net sales of any products of the Product Line or any products sold that include the trademarks associated with the Product Line (as defined in the Royalty Agreement).  Pursuant to the Supply Agreement (i) ChromaDex shall sell pTeroPure exclusively to NeutriSci, and (ii) NeutriSci shall purchase pTeroPure and any other pterostilbene products exclusively from ChromaDex.

Copies of the Asset Purchase and Sale Agreement, Senior Secured Convertible Promissory Note, Security Agreement, Subsidiary Guaranty, Royalty Agreement and Sales Confirmation and Contract are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the exhibits.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement, dated as of March 28, 2013, by and between ChromaDex Corporation and NeutriSci International, Inc.
10.2	Senior Secured Convertible Promissory Note, dated as of March 28, 2013
10.3	Security Agreement, dated as of March 28, 2013, by and between ChromaDex Corporation and NeutriSci International, Inc.
10.4	Subsidiary Guaranty, dated as of March 28, 2013, executed by Britlor Health and Wellness, Inc.
10.5	Royalty Agreement, dated as of March 28, 2013, by and between ChromaDex Corporation and NeutriSci International, Inc.
10.6	Sales Confirmation and Contract, dated as of March 28, 2013, by and Between ChromaDex Corporation and NeutriSci International, Inc.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 29, 2013

CHROMADEX CORP. By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Office